Buffalo Funds

Kornitzer Capital Management, Inc.
____________________

CODE OF ETHICS

(Amended and Restated
March 17, 2014)

Barry Koster, Chief Compliance Officer
Kornitzer Capital Management, Inc. /Buffalo Funds
5420 West 61st Place
Shawnee Mission, KS  66205
                                                                                                                                          Telephone: 913-677-7778
                                                                                                                                          Facsimile: 913-831-6263
E-mail:bkoster@buffalofunds.com

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TABLE OF CONTENTS

I.	Purpose of Code

II.	Why Do We Have a Code of Ethics?

III.	Does the Code of Ethics Apply to You?

A.	Investment Persons

B.	Access Persons

C.	Non-Access Persons

D.	Independent Trustees

IV.	Restrictions on Personal Investing Activities

A.	Pre-clearance of Personal Securities

B.	Additional Restrictions

1.	Initial Public Offerings

2.	Private Placements

3.	Short-Term Trading Profits

C.	Blackout Period

V.	Reporting Requirements

A.	Initial Disclosure of Personal Securities Holdings

B.	Quarterly Report of Securities Transactions

C.	Annual Report of Securities Holdings

D.	Duplicate Confirmations and Account Statements

VI.	Can there be any exceptions to the restrictions?

VII.	Confidential Information

VIII.	Fiduciary Relationship

IX.	Conflicts of Interest

X.	General Outside Activities

XI.	Do you have to report violations of the Code of Ethics?

XII.	What happens if you violate the rules in the Code of Ethics?

XIII.	Annual Certification of Compliance with the Code

XIV.	Reporting to Fund Trustees

XV.	Approval of Code of Ethics

XVI.	Record Keeping Requirements

APPENDIX 1: DEFINITIONS

1.	“Beneficial Ownership” See “Appendix 2: What is Beneficial Ownership?”

2.	“Code-Exempt Security”

3.	"Initial Public Offering"

4.	"Private Placement"

5.	"Security"

APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?

1.	Are securities held by family members “beneficially owned” by me?

2.	Are securities held by a company I own also “beneficially owned” by me?

3.	Are securities held in trust “beneficially owned” by me?

4.	Are securities in pension or retirement plans “beneficially owned” by me?

5.	Examples of Beneficial Ownership

SCHEDULE A: AFFILIATED FUNDS

EXHIBIT A: SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

EXHIBIT B: INITIAL CODE OF ETHICS REPORT

EXHIBIT C: QUARTERLY SECURITIES REPORTING FORM

EXHIBIT D: ANNUAL CODE OF ETHICS CERTIFICATION

EXHIBIT E: ANNUAL REPORT OF SECURITY HOLDINGS

Code of Ethics

Code of Ethics

Terms which are in bold italics in the text are defined in Appendix 1.

I.	Purpose of Code

The Code of Ethics establishes rules that govern personal investment activities of the officers, directors/trustees, employees (and certain contractors) of Kornitzer Capital Management, Inc. (“KCM”) and each of the series of Buffalo Funds (the “Buffalo Funds”).  It governs investment activities relating to the Buffalo Funds and the private funds KCM manages listed on Schedule A to this Code of Ethics (the “Funds”) and the individually managed accounts of KCM (collectively with the Funds, “Clients”).  The Chief Compliance Officer of KCM and the Buffalo Funds, Barry Koster, or his successor, administers this Code of Ethics, and is referred to as the Chief Compliance Officer.

II.	Why Do We Have a Code of Ethics?

A.    We want to protect our Clients

We have a duty to place the interests of Clients first and to avoid even the appearance of a conflict of interest.  By doing so, we earn and keep the trust of Clients. We must conduct ourselves and our personal securities transactions in a manner that does not create a conflict of interest with the Clients, a perceived conflict of interest, or take unfair advantage of our relationship with our Clients.

B.    Federal law requires that we have a Code of Ethics

The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage our Clients and violate the federal securities laws.  These safeguards are embodied in this Code of Ethics.1

III.	Does the Code of Ethics Apply to You?

Yes!  All directors/trustees, officers, employees and certain contractor personnel of KCM and the Buffalo Funds must observe the principles contained in the Code of Ethics.  Any officer, director/trustee, employee, or contractor of KCM or the Buffalo Funds who is already subject to a substantially similar Code of Ethics determined by the Chief Compliance Officer because of their association with a separate company, may be exempt from this Code of Ethics.  There are different categories of restrictions on personal investing activities; the category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.

1	Rules 204-2 and 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

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Due to the size of KCM and the accessibility to proprietary and corporate information, all employees (and certain contractor personnel) of KCM upon hiring are considered to be an Investment Person and an Access Person.

The range of categories is as follows:

Fewest Restrictions		Most Restrictions
Non-Access Person	Access Person	Investment Person

In addition, there is a fourth category for the Independent Trustees of the Funds. The standard profile for each of the categories is described below:

A.	Investment Persons

Investment Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Clients, financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

For purposes of the Code of Ethics, all KCM employees and certain contractor personnel are deemed to be Investment Persons.

B.	Access Persons

You are an Access Person if you are an officer or director/trustee of KCM or any Buffalo Fund.  You are also considered to be an Access Person if you are an officer, director, employee or contractor of KCM (or of any company in a control relationship to KCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities for Client portfolios, or whose functions relate to the making of any recommendations with respect to such purchases or sales of securities for Client portfolios.  Furthermore, any natural person in a control relationship to KCM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of securities for Client portfolios, is also an Access Person.

For purposes of the Code of Ethics, all KCM employees and certain contractor personnel are deemed to be Access Persons.

C.	Non-Access Persons

If you receive this code and are not an officer, director/trustee, or employee of KCM or Buffalo Funds, AND you do not fit into any of the above categories, you are a Non-Access Person.  Non-Access Persons normally do not receive confidential information about Clients’ portfolios so, unless you do receive such confidential information, you are subject to the Code but not subject to the reporting, pre-clearance or blackout periods.

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D.	Independent Trustees

If you are a trustee of the Buffalo Funds and are not an "interested person" of the Buffalo Funds as defined in the Investment Company Act of 1940, as amended ("Independent Trustee"), you are subject to this Code of Ethics, but are not subject to pre-clearance or reporting requirements.  However, if you knew or, in the ordinary course of fulfilling your official duties as a trustee should have known that during the 15-day period immediately before or after your transaction in a security, KCM purchased or sold the same security, or considered purchasing or selling the security for any Clients, you must report this transaction to the Chief Compliance Officer.  Additionally, you will be considered an Investment Person for purposes of trading in that security and must receive pre-clearance of trades of the security going forward and file quarterly reports with respect to the security.

IV.	Restrictions on Personal Investing Activities

A.	If an Investment Person you must adhere to the following restrictions on personal investing activities. Pre-clearance of Personal Securities

Before either of the following things happen:

à	the purchase or sale of a security for your own account; OR
à	the purchase or sale of a security for an account for which you are a direct or indirect beneficial owner.

A security subject to these requirements is defined in Appendix 1. Code-exempt securities, as defined in Appendix 1, are exempt from this Code of Ethics.

You must follow the following pre-clearance procedures:2

1.	Complete an appropriate Securities Trading Request and Authorization Form, found in Exhibit A.
2
Submit the Securities Trading Request and Authorization Form to the Chief Compliance Officer.  In the event that the Chief Compliance Officer is absent, trades must be pre-cleared with two portfolio managers for the duration of the Chief Compliance Officer’s absence.  Trades for the Chief Compliance Officer must be pre-cleared with the President of KCM and a portfolio manager.

3.
If you receive pre-clearance for the transaction you have 3 business days to execute your transaction.  Otherwise, if you do not complete the transaction, you must seek pre-approval again.  The counting of business days includes the day of request if submitted and approved prior to close of the markets.

The Chief Compliance Officer reviews all securities listed on the submitted Securities Trading Request and Authorization Form and confers with appropriate portfolio manager(s) and operations, if necessary, to determine whether KCM Clients own the security and whether KCM clients are trading or considering trading in the security.  If the security is being traded or if trades are being considered, the request will be denied.  The request may be resubmitted at a later date.

2
The Chief Compliance Officer may change the policies and procedures of this required preclearance at any time as deemed necessary in his sole discretion to adhere to the intent and purpose of the Code of Ethics.

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B.	Additional Restrictions

1.	Initial Public Offerings

You may not acquire securities issued in an initial public offering.

2.	Private Placements

Before you acquire any securities in a private placement, you must obtain prior written approval from the Chief Compliance Officer.  Once you receive approval, you may not participate in any subsequent consideration of an investment in that issuer for any of the Clients.

3.	Short-Term Trading Profits

You may not profit from any purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days.

C.	Blackout Period

If you are an Investment Person  you may not purchase or sell a security within seven (7) calendar days before and after Clients execute a trade in that security.

V.	Reporting Requirements

A.	Initial Disclosure of Personal Securities Holdings

No later than 10 days after becoming an Access or Investment Person, you must report all securities holdings to the Chief Compliance Officer.  The report must include all securities directly or indirectly beneficially owned by you.  See Appendix 2 for the definition of beneficial ownership.  Additionally, the report must include the title of the security, the number of shares held, the principal amount of the security, and the date the report was submitted.  The name of any broker, dealer, bank custodian or other person with whom the Access or Investment Person maintained an account in which any securities are held must also be reported as of the date the person became an Access or Investment Person. The personal securities  holdings information must be current as of a date 45 days prior to the person becoming an Access or Investment Person.

This report must be accompanied by the Initial Code of Ethics Report, See Exhibit B.

B.	Reporting Requirements

All Access and Investment Persons must report the purchase or sale of a security and ownership of any security in which such persons have any direct or indirect beneficial ownership as further set forth herein.  Again, Appendix 2 defines the beneficial ownership you must report.

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1.	Copies of Confirmations and Statements

All Access and Investment Persons must report transactions in a security and ownership of any security in which you have any direct or indirect beneficial ownership by having the broker, dealer, bank, custodian or any other person executing the transactions and holding the securities forward copies of trade confirmations (excluding transactions in code-exempt securities) and monthly or quarterly account statements to:

Barry Koster
Chief Compliance Officer
Kornitzer Capital Management, Inc. /Buffalo Funds
P.O. Box 1083
Mission, KS 66222-1083

or send electronically to:  CCO@buffalofunds.com.

Duplicate trade confirmations and account statements sent to the Chief Compliance Officer must contain all required information and be contemporaneously received by the Chief Compliance Officer at the same time received by you.

Upon establishing a new account for which reports must be made, copies of the  account statement and trade confirmations must be sent to the Chief Compliance Officer as otherwise provided herein

Please note that "your broker, dealer, bank, custodian or other person" includes both of the following:

à	Any such person with whom you have a securities brokerage account; AND
à	Any such person who maintains an account for any person whose trades you must report because you are deemed to be a direct or indirect beneficial owner.

2.	Certification

You will be asked to certify that you have instructed the broker, dealer, bank, custodian and any other person to forward all trade confirmation and account statements as required no later than 30 days after the end of each quarter.  Use the Quarterly Securities Reporting Form attached as Exhibit C.

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3.	Exemptions

   The following item is exempt from these requirements to have trade confirmations and monthly or quarterly account statements sent to us:

•
Transactions effected pursuant to an automatic investment plan.  Automatic investment plan means a program in which regular periodic purchases or withdrawals are made automatically in investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.  However, any transaction that overrides the preset schedule or allocations of the automatic investment plan is subject to the pre-clearance and reporting requirements of this Code of Ethics.

4.	Certificates

Upon a transaction occurring in a certificated security you must notify the Chief Compliance Officer in writing of that same information required to be reported in a trade confirmation.

C.	Annual Report of Securities Holdings

All Access and Investment Persons must annually provide to the Chief Compliance Officer a report of all accounts in which securities are held and securities in certificate form for which you are a registered owner or in which you have a direct or indirect beneficial ownership interest, in the form of the Annual Report of Security Holdings, Exhibit E, submitted by January 31 and current as of the immediately prior calendar year-end.  The Annual Report of Security Holdings must be accompanied by the Annual Code of Ethics Certification attached as Exhibit D.

VI.	Can there be any exceptions to the restrictions?

Yes.  The Chief Compliance Officer may grant limited exemptions to specific provisions of the Code of Ethics on a case-by-case basis.

A.  How to Request an Exemption

Send a written request to the KCM/Buffalo Funds’ Chief Compliance Officer detailing your situation, using the Securities Trading Request and Authorization Form, Exhibit A.

B.  Factors Considered

In considering your request, the Chief Compliance Officer or his designee will grant your exemption request if he is satisfied that:

à	your request addresses an undue personal hardship imposed on you by the Code of Ethics;
à	your situation is not contemplated by the Code of Ethics; and

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à	your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

C.  Exemption Reporting

All exemptions granted must be reported to the Boards of Trustees of the Buffalo Funds.  The Boards of Trustees may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Trustees.

VII.	Confidential Information

All information about Client securities transactions or holdings, actual or contemplated, is confidential.  You must not disclose, except as required by the duties of your employment, securities transactions or holdings of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any security.  These restrictions do not apply to information that has already been publicly disclosed.

VIII.	Fiduciary Relationship

In most instances, you may be deemed to have a fiduciary duty to act in the Client’s best interest at all times and place the Client’s interests first.  The determination of whether a fiduciary relationship exists involves complex factual and legal inquiries and determinations.  You must refrain from reaching your own conclusions as to whether a fiduciary relationship exists.  For general guidance, you should conduct yourself as if you are a fiduciary in your conduct and relationships with Clients.

IX.	Conflicts of Interest

You must seek to avoid any event, transaction or position that might be deemed to create a potential conflict of interest with any Client’s interest.  Any variety of activities, events or matters may cause a potential conflict of interest, and if any question exists, the course of action is to refrain from the activity, event or matter.

Certain activities create such a potential for a conflict of interest that KCM and Buffalo Fund prohibits officers, directors/trustees and employees of Buffalo Funds and KCM (and contractors) from these activities.  Independent Trustees are not subject to the following prohibitions.  You must receive prior written approval before doing any of the following:

à	Negotiate or enter into any business or other transaction with a Client other than pursuant to investment or management agreements.
à
Negotiate or enter into any agreement on behalf of a Client with any business concern doing or seeking to do business with a Client if the officers, directors or employees of KCM, Buffalo Funds (or contractor) have an interest in the business concern.

à	Enter into an agreement, negotiate or otherwise do business on behalf of a Client with a personal friend.
à	Serve on the board of directors of, or act as consultant to, any publicly-traded corporation.

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Further, if any person living in the same house with you or related person contemplates any of these listed activities, you must notify the Chief Compliance Officer of such activity.  The person living in the same household or related person is prohibited from these activities, and you must so inform such person of such prohibition.  You may be subject to disciplinary action, including termination, if the person living in the same house or related person pursues such activity.  You may be deemed to be entering into any activity the same as if you were the person living in your house or the related person.  Serving on a board of directors of, or acting as a consultant to, any publicly-traded corporation is an exemption to these prohibitions, in which case written notification to the Chief Compliance Officer is required.

If you are an Independent Trustee, you cannot serve as officer of, director of, employee of, OR consultant to any corporation or other business entity which:

à	engages in an activity in competition with a Fund; OR

à	which is engaged in any activity that would create a conflict of interest with your duties; UNLESS

à	you receive prior approval of the other Independent Trustees. These prohibitions also apply to anyone who lives in the same household with you.

X.	General Outside Activities

You must obtain prior written approval from the Chief Compliance Officer before engaging in any outside activities, including writing articles for publication, involving Clients, securities, investments, finances or related matters, whether or not compensated for these activities.

Involvement in purely social, religious, educational, charitable, civic, political or fraternal organizations typically does not require prior approval.  However, if the involvement entails dealing with funds or securities, prior approval is required.  In addition, activities such as seeking elective office require prior approval before any affiliated person may engage in them.  In all cases, care must be taken to ensure that these activities do not, in any way, conflict or interfere with serving KCM’s Clients.  Approval to engage in this type of outside activity is obtained by submitting a written memorandum describing the proposed activity to the Chief Compliance Officer, and receiving written approval therefrom.

XI.	Do you have to report violations of the Code of Ethics?

Yes. All persons subject to this Code of Ethics are required to report any violations of the Code of Ethics of which they have knowledge. Reports should be made to Barry E. Koster, the Chief Compliance Officer. Failure to make such reports will be construed as a violation of the Code of Ethics.

XII.	What happens if you violate the rules in the Code of Ethics?

The penalties which may be imposed include:

à	formal warning;

à	written reprimand;

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à	restriction of trading privileges;

à	disgorgement of trading profits;

à	fine;

à	suspension or termination of employment; AND/OR

à	notification to the Securities and Exchange Commission.

Penalty Factors

The factors which may be considered when determining the appropriate penalty include, but are not limited to:

à	the harm to Client interests;

à	the extent of unjust enrichment;

à	the frequency of occurrence;

à	the degree to which there is personal benefit from unique knowledge obtained through employment or association with KCM or Buffalo Funds;

à	the degree of a perceived conflict of interest;

à	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

à	the level of accurate, honest and timely cooperation from the person subject to the Code of Ethics.

XIII.	Annual Certification of Compliance with the Code

As a condition of your employment or association with KCM and/or the Buffalo Funds, you will be asked to certify annually:

à	that you have read this Code of Ethics;

à	that you understand this Code of Ethics; AND

à	that you have complied with this Code of Ethics.

See the Annual Code of Ethics Certification, Exhibit D.

XIV.	Reporting to Fund Trustees

The Buffalo Funds’ Chief Compliance Officer prepares a report at least annually to the Buffalo Funds’ Board of Trustees regarding any violation of this Code of Ethics requiring significant sanctions or otherwise deemed material to the Board. The report outlines the results of the Buffalo Funds’, KCM’s or an affiliate’s Code of Ethics monitoring activities and results from KCM’s own annual review required under the Investment Advisers Act of 1940.  The report also indicates whether KCM and the Buffalo Funds believe that they have adopted procedures reasonably necessary to prevent their access persons from violating the Code of Ethics.

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XV.	Approval of Code of Ethics

The Board of Trustees of the Buffalo Funds shall approve this Code of Ethics, and any material changes subsequently made to it.

XVI.	Record Keeping Requirements

The following records will be kept in accordance with this Code of Ethics:

à	current and historic copies of this Code of Ethics;
à	written acknowledgements of receipt of this Code of Ethics;
à	historic listings of persons subject to this Code of Ethics;
à	violations of the Code of Ethics, and records of action taken as a result of the violations;
à	all written reports provided by Access and Investments Persons as required by this Code of Ethics;
à	all personal transactions and holding reports made by Access and Investment Persons and/or copies of investment account confirmations and statements; and
à	all pre-clearance requests and approvals/disapprovals of personal security trading by Investment Persons and KCM directors, including documentation of the reasons for the approval/disapproval.

Code of Ethics

APPENDIX 1:  DEFINITIONS

1.  “Beneficial Ownership”  See “Appendix 2:  What is Beneficial Ownership?”

2.  “Code-Exempt Security”

A “code-exempt security” is a security in which you may invest without pre-clearing or reporting such transactions with the Chief Compliance Officer of KCM/Buffalo Funds.  Because they do not pose a possibility for abuse, transactions in these securities are exempt from the compliance procedures of this Code of Ethics.  The following is the current list of “Code-Exempt Securities”:

à	Direct obligations of the Government of the United States.

à	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

à	Shares issued by money market funds.

à	Shares issued by open-end funds other than exchange traded funds (“ETFs”) or reportable funds, as defined below.

à	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

à	Securities which are acquired through an employer-sponsored automatic payroll deduction plan. Sale must be pre-cleared.

à	Securities purchased through dividend reinvestment programs. Sale must be pre-cleared.

à	Futures contracts (and option contracts) on the following: Standard & Poor’s 500 Index; or Standard & Poor’s 100 Index.

Reportable fund means:

i.	Any fund for which KCM serves as an investment advisor as listed in Affiliated Funds, Schedule A.

ii.	Any fund whose investment advisor or principal underwriter controls KCM, is controlled by KCM, or is under common control with KCM.

We may modify this list of securities at any time. Please send a written request to the Buffalo Funds to request the most current list.

3.  "Initial Public Offering"

"Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.  "Private Placement"

"Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

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5.  "Security"

A “security” includes a great number of different investment vehicles.  However, for purposes of this Code of Ethics, "security" includes any of the following:

à	note,
à	stock,
à	any share in the funds listed on the Affiliated Funds, Schedule A.
à	shares of Exchange Traded Funds (“ETFs”)
à	treasury stock,
à	security future,
à	bond,
à	debenture,
à	evidence of indebtedness,
à	certificate of interest or participation in any profit-sharing agreement,
à	collateral-trust certificate,
à	preorganization certificate or subscription,
à	transferable share,
à	investment contract,
à	voting-trust certificate,
à	certificate of deposit for a security,
à	fractional undivided interest in oil, gas or other mineral rights,
à
any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

à	any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or
à	any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, future on or warrant or right to subscribe to or purchase, any of the foregoing; or
à	in general, any interest or instrument commonly known as a “security.”

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APPENDIX 2:  WHAT IS “BENEFICIAL OWNERSHIP”?

1.             Are securities held by family members “beneficially owned” by me?

Probably.  As a general rule, you are regarded as the beneficial owner of securities held in the name of

à	your spouse;

à	your minor children;

à	a relative who shares your home; OR

à	any other person IF:

♦
You obtain from such securities benefits substantially similar to those of ownership.  For example, if you receive or benefit from some of the income from the securities held by a friend, you are the beneficial owner; OR

♦	You can obtain title to the securities now or in the future.

2.             Are securities held by a company I own also “beneficially owned” by me?

Probably not.  Owning the securities of a company does not mean you “beneficially own” the securities that the company itself owns.  However, you will be deemed to “beneficially own” these securities if:

à	The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND
à	The company has no other substantial business.

In such cases, you, and those who are in a position to control the company, will be deemed to “beneficially own” the securities owned by the company.

3.             Are securities held in trust “beneficially owned” by me?

Maybe.  You are deemed to “beneficially own” securities held in trust if any of the following is true:

à	You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
à	You have a vested beneficial interest in the trust; OR
à	You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

As used in this section, the "immediate family" of a trustee means:

à	A son or daughter of the trustee, or a descendent of either;
à	A stepson or stepdaughter of the trustee;
à	The father or mother of the trustee, or an ancestor of either;
à	A stepfather or stepmother of the trustee; and
à	A spouse of the trustee.

For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person by blood.

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4.             Are securities in pension or retirement plans “beneficially owned” by me?

Probably not.  Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.             Examples of Beneficial Ownership

1.      Securities Held by Family Members

Example 1:  Tom and Mary are married.  Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home.  Tom and Mary have engaged in joint estate planning and have the same financial adviser.  Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.

Example 2:  Mike's adult son David lives in Mike's home.  David is self-supporting and contributes to household expenses.  Mike is a beneficial owner of David's securities.

Example 3:  Joe's mother Margaret lives alone and is financially independent.  Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs.  Joe borrows freely from Margaret without being required to pay back funds with interest, if at all.  Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account.  Joe is a significant heir of Margaret's estate.  Joe is a beneficial owner of Margaret's estate.

2.      Securities Held by a Company

Example 4:  ABC is a holding company with five shareholders owning equal shares in the company.  Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities.  Stan is a shareholder of ABC Company.  Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

3.      Securities Held in Trust

Example 5:  John is trustee of a trust created for his two minor children.  When both of John's children reach 21, each shall receive an equal share of the corpus of the trust.  John is a beneficial owner of the trust.

Example 6:  Jane is trustee of an irrevocable trust for her daughter.  Jane is a director of the issuer of the equity securities held by the trust.  The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus.  If the daughter dies before reaching 25, Jane is entitled to the corpus.  Jane is a beneficial owner of the trust.

Example 7:  Tom’s spouse is the beneficiary of an irrevocable trust managed by a third party investment adviser.  Tom is a beneficial owner of the trust.

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SCHEDULE A: AFFILIATED FUNDS

INVESTMENT ADVISER:

Kornitzer capital management, inc.

THE FUNDS:

BUFFALO FUNDS

BUFFALO DISCOVERY FUND
BUFFALO DIVIDEND FOCUS FUND
BUFFALO EMERGING OPPORTUNITIES FUND
BUFFALO FLEXIBLE INCOME FUND
BUFFALO GROWTH FUND
BUFFALO HIGH YIELD FUND
BUFFALO INTERNATIONAL FUND
BUFFALO LARGE CAP FUND
BUFFALO MID CAP FUND
BUFFALO SMALL CAP FUND

GREAT PLAINS TRUST COMPANY PENSION FUNDS

GPTC EQUITY FUND
GPTC LARGE CAP FUND
GPTC USA GLOBAL FUND
GPTC SMALL CAP FUND
GPTC SCIENCE & TECHNOLOGY FUND
GPTC MID CAP FUND
GPTC INTERNATIONAL FUND
GPTC FIXED FUND

GREAT PLAINS TRUST COMPANY PERSONAL FUNDS

GPTC EQUITY FUND
GPTC OPPORTUNITY FUND
GPTC USA GLOBAL FUND
GPTC SMALL CAP FUND
GPTC SCIENCE & TECHNOLOGY FUND
GPTC MID CAP FUND
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I 185802v.3

Code of Ethics

BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS

EXHIBIT A

SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

1.           Request.  I request authorization to enter into the following securities or fund transactions in which I may be deemed to have a beneficial interest.

Name of Company or Fund and Ticker Symbol: _______________________________________

Type of Order:   Buy _____  Sell _____  Exchange _____  Tender _____  Other _____ (Explain)

Price (security):   Market _____  Limit @_____  Stop @_____   Number of Shares: _____

Amount of Transaction (mutual fund): _____________________________________________

Broker/Dealer, Bank (Executing Firm):

Registration & Account Number:

2.           Signatures.   This transaction complies with the Code of Ethics.

Signature:	Date

Printed Name:

2.           Approval.  The above transaction is approved based on information provided and must be completed within three business days from the date of approval.  If the transaction has not been completed in whole or in part, it may only then be executed if approval for such a subsequent execution is given at the discretion of the Chief Compliance Officer upon additional written request by you.

If exemption granted, state basis upon which granted:  __________________________________

Signatures (Chief Compliance Officer, Portfolio Managers*):

Date

Date

* If the Chief Compliance Officer is absent, trades must be pre-cleared with two portfolio managers.

I 185802v.3

Code of Ethics

BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS

EXHIBIT B

INITIAL CODE OF ETHICS REPORT

For period ending __________________________

By my signature below, I verify I have submitted to the Chief Compliance Officer of Buffalo Funds and Kornitzer Capital Management, Inc. (“KCM”) any and all records of any security in which I may have any direct or indirect beneficial ownership, pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics. The reporting of ownership of the securities shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.

I understand that the Code of Ethics requires all securities beneficially owned to be reported not later than 10 days after becoming an Access or Investment Person, as defined in the Code of Ethics.  This information reported must be current as of 45 days prior to becoming an Access or Investment Person.  The name of the broker, dealer, bank, custodian or other person with which I maintain an account in which I directly or indirectly hold any securities is current as of the date I became an Access or Investment Person.  I verify that all such information is true, complete and accurate as of the dates indicated.

I have reviewed, read, become familiar with and had an opportunity to ask questions regarding the Buffalo Funds/KCM Code of Ethics.  I understand that strict adherence and compliance with all provisions of the Code of Ethics is required, and that failure to  do so will subject me to disciplinary action, as determined within the sole and absolute discretion of the Buffalo Funds or KCM, as applicable.

Dated this ___ day of _________________, _______.

___________________________________________
Signature

Printed Name:  ________________________________

I 185802v.3

Code of Ethics

BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS

EXHIBIT C

QUARTERLY SECURITIES REPORTING FORM

For period ending _____________________________

By my signature below, I verify that I have instructed the broker, dealer, bank, custodian and any other person with whom I have conducted transactions in a security in which I have, or by reason of such transaction acquired, any direct or indirect beneficial ownership, to forward all trade confirmations and account statements that I am required to have forwarded to the Chief Compliance Officer of the Buffalo Funds and Kornitzer Capital Management, Inc., (“KCM”) pursuant to the provisions of the Buffalo Funds/KCM Code of Ethics.  I further verify that I have no reason to believe that the broker, dealer, bank, custodian and any other person is not forwarding trade confirmations and account statements to the Chief Compliance Office at the same time they are being forwarded to me and otherwise in compliance with the Code of Ethics.  The reporting of any transaction shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.

I understand that the Code of Ethics requires I confirm that trade confirmations and account statements are being forwarded not later than 30 days after the end of each calendar quarter.  I verify that all such information forwarded is true, complete and accurate as of the dates indicated.

I understand that trade confirmations and account statements information must be forwarded even if transactions are in and I hold only code-exempt securities.

Dated this ___ day of _________________, _______.

___________________________________________
Signature

Printed Name:  ________________________________

I 185802v.3

Code of Ethics

BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS

EXHIBIT D

ANNUAL CODE OF ETHICS CERTIFICATION

Name:

Date of Code of Ethics:

I hereby certify and acknowledge by my signature the following:

1.           I have reviewed, read, become familiar with and had an opportunity to ask questions regarding the Buffalo Funds/KCM Code of Ethics.

2.           I understand that strict adherence and compliance with all provisions of the Code of Ethics is required, and that failure to do so will subject me to disciplinary action, as determined within the sole and absolute discretion of the Buffalo Funds or KCM, as applicable.

3.           If I am an Investment Person, I have received pre-clearance for any and all personal securities transactions as required by the Code of Ethics.  I have adhered to the further restrictions on my personal securities transactions and other transactions, and I have either refrained from those activities prohibited by the Compliance Manual or received prior approval for the transaction or activity.

4.           I have reported all personal securities transaction as required by the Code of Ethics, and such reports are true, complete and accurate as of the dates submitted.

5.           All potential conflicts of interest with a client have been avoided by me.  Additionally, I have not entered into any business or other relationship with a client.

______________________                                                                           _________________________________________
Date                                                                              Signature

I 185802v.3

Code of Ethics

BUFFALO FUNDS/KORNITZER CAPITAL MANAGEMENT, INC.
CODE OF ETHICS

EXHIBIT E

ANNUAL REPORT OF SECURITY HOLDINGS

To: Chief Compliance Officer

From:

Subject: Annual Report of Security Holdings

The following account statements have been submitted to the Chief Compliance Officer of Kornitzer Capital Management, Inc. and Buffalo Funds upon my instructions by the broker, dealer, bank, custodian or other person as required by the Buffalo Funds/Kornitzer Capital Management, Inc. Code of Ethics and contain that information on all my security holdings subject to reporting for which I am a registered owner or in which I have direct or indirect beneficial ownership.

Account statements (use additional space if needed):

Account title	Account number	Broker, dealer, bank, custodian or other person

Notification has been given to the Chief Compliance Officer of securities held in certificate form as listed below (use additional space if needed):

Name of issuer
Description of security
Amount

This report has been completed and submitted to the Chief Compliance Officer by January 31 and the information reported is current as of the immediately prior calendar year-end.

I verify that all such information is true, complete and accurate as of the date indicated.

__________________________________ _______________
Signature Date

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